Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 03/26/2001

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Servicing Certificate                                             Group 1             Group 2
---------------------
Beginning Pool Balance                                                 498,519,911.31    70,932,322.57
Beginning PFA                                                                    0.00             0.00
Ending Pool Balance                                                    485,842,927.03    69,809,844.64
Ending PFA Balance                                                                  -                -
Principal Collections                                                   12,676,984.28     1,122,477.93
Principal Draws                                                                     -                -
Net Principal Collections                                               12,676,984.28     1,122,477.93
Active Loan Count                                                              14,842              429

Interest Collections                                                     4,087,965.78       586,033.36

Weighted Average Net Loan Rate                                              11.14000%        10.82000%
Substitution Adjustment Amount                                                   0.00             0.00

               Beginning           Ending                                          Interest   Security
Term Notes      Balance           Balance        Factor    Principal   Interest   Shortfalls      %      Coupon
----------      -------           -------        ------    ---------   ---------  ----------      -      ------
Class A-1      234,332,744.66   220,170,673.80  0.8302656 14,162,070.86 1,029,762.23    0.00 0.366340555  5.650%
Class A-2       69,781,000.00    69,781,000.00  1.0000000        0.00  416,941.48       0.00 0.116108153  7.170%
Class A-3       62,885,000.00    62,885,000.00  1.0000000        0.00  385,694.67       0.00 0.104633943  7.360%
Class A-4       22,574,000.00    22,574,000.00  1.0000000        0.00  145,226.07       0.00 0.037560732  7.720%
Class A-5       52,454,000.00    52,454,000.00  1.0000000        0.00  317,346.70       0.00  0.08727787  7.260%
Class A-6       28,181,184.13    26,927,209.87  0.7742376 1,253,974.26 124,059.84       0.00  0.04480401  5.660%
Class A-7       16,444,000.00    16,444,000.00  1.0000000        0.00   99,623.23       0.00 0.027361065  7.270%
Class A-8       17,704,000.00    17,704,000.00  1.0000000        0.00  115,076.00       0.00 0.029457571  7.800%
Class M1        30,351,000.00    30,351,000.00  1.0000000        0.00  209,674.83       0.00 0.050500832  8.290%
Class M2        16,527,000.00    16,527,000.00  1.0000000        0.00  121,611.18       0.00 0.027499168  8.830%
Class B         12,320,000.00    12,320,000.00  1.0000000        0.00   92,400.00       0.00 0.020499168  9.000%


Certificates               -                 -          -           -           -         -            -      -

Beginning Overcollateralization Amount                                   5,898,305.09
Overcollateralization Amount Increase (Decrease)                         1,616,582.91
Outstanding Overcollateralization Amount                                 7,514,888.00
Overcollateralization Target Amount                                     15,024,141.00

Credit Enhancement Draw Amount                                                   0.00
Unreimbursed Prior Draws                                                         0.00


                                                                                                         Number     Percent
                                                                              Balance                   of Loans  of Balance
Delinquent Loans (30 Days)                                               3,129,224.67                      43        0.64%
Delinquent Loans (60 Days)                                                 414,856.97                      12        0.09%
Delinquent Loans (90+ Days) (1)                                            635,365.19                      17        0.13%
REO                                                                              0.00                      0         0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                   Liquidation To-Date
Beginning Loss Amount                                                            0.00
Current Month Loss Amount                                                        0.00
Ending Loss Amount                                                               0.00             0.00

                                                                    Special Hazard                       Fraud    Bankruptcy
Beginning Amount                                                                 0.00                        0.00        0.00
Current Month Loss Amount                                                        0.00                        0.00        0.00
Ending Amount                                                                       -                           -           -

Liquidation Loss Distribution Amounts                                            0.00
Extraordinary Event Losses                                                       0.00
Excess Loss Amounts                                                              0.00

Capitalized Interest Account
Beginning Balance                                                                0.00
Withdraw relating to Collection Period                                           0.00
Interest Earned (Zero, Paid to Funding Account)                                  0.00
Total Ending CIA Balance to Seller                                               0.00
                                                                                -----
Total Ending Capitalized Interest Account Balance as of Payment Date             0.00
Interest earned for Collection Period                                            0.00
Interest withdrawn related to prior Collection Period                            0.00


Prefunding Account
Beginning Balance                                                                0.00
Additional Purchases during Revolving Period                                     0.00
Excess of Draws over Principal Collections                                       0.00
Ending PFA Balance to Noteholders                                                0.00
                                                                                -----
Total Ending Balance as of Payment Date                                          0.00
Interest earned for Collection Period                                            0.00
Interest withdrawn related to prior Collection Period                            0.00

Current Month Repurchases Units                                                     2
Cuurent Month Repurchases ($)                                               82,901.21


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